SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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Bright Horizons Family Solutious, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 2004

     The 2004 annual meeting of stockholders of Bright Horizons Family Solutions, Inc. will be held at 8:30 a.m., local time, on Thursday, May 27, 2004, at our corporate offices, 200 Talcott Avenue South, Watertown, Massachusetts. At the annual meeting, stockholders will act on the following proposals:

1.	Election of four Class III directors and one Class II director;

2.	Approval of an amendment to Bright Horizons Family Solutions Inc.’s Certificate of Incorporation to increase the authorized number of shares of common stock from 30,000,000 to 50,000,000 shares; and

3.	Any other matters that may properly come before the annual meeting.

     Stockholders of record at the close of business on April 1, 2004 are entitled to vote at the annual meeting or any postponement or adjournment.

     Your vote is important. Please COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY in order that as many shares as possible will be represented.

By order of the Board of Directors,

Stephen I. Dreier
Chief Administrative Officer and
Secretary

Watertown, Massachusetts
April 16, 2004

ii

Bright Horizons Family Solutions, Inc.

200 Talcott Avenue South
Watertown, Massachusetts 02472

PROXY STATEMENT

     The Board of Directors (the “Board”) is soliciting proxies to be used at the 2004 annual meeting. This proxy statement and the enclosed proxy will be mailed to stockholders on or about April 16, 2004.

ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

     At our annual meeting, stockholders will act upon the proposals outlined in the accompanying notice of meeting. In addition, our management will report on our performance during fiscal 2003 and respond to questions from stockholders.

Who is entitled to vote at the annual meeting?

     Only stockholders of record at the close of business on the record date, April 1, 2004, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the annual meeting, or any postponement or adjournment of the annual meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

What constitutes a quorum?

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the annual meeting to conduct its business. As of March 19, 2004, 13,177,887 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the annual meeting.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return the card to us, it will be voted as you direct. If you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the annual meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to the Secretary;

•	by submitting another proxy that is later dated and properly signed; or

•	by voting in person at the annual meeting.

What are the Board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board. The Board recommends a vote:

•	for election of each of the nominated directors; and

•	for the amendment to our Certificate of Incorporation.

     With respect to any other proposal that properly comes before the annual meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast by the stockholders entitled to vote at the annual meeting is required for the election of directors. A properly executed proxy indicating that authority is WITHHELD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether one or more directors are elected.

     Amendment to our Certificate of Incorporation. The affirmative vote of a majority of our outstanding common stock entitled to vote at the annual meeting is required for the approval of an amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock from 30,000,000 to 50,000,000 shares. A properly executed proxy marked ABSTAIN with respect to such proposal will not be voted, although it will be counted for the purpose of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     Other Proposals. Any other proposal that properly comes before the annual meeting will be approved if a majority of the shares present or represented and voting on the proposal vote in favor of the proposal, except where a different vote is required by express provision of law. A properly executed proxy marked ABSTAIN with respect to any such proposal will not be voted, although it will be counted for the purpose of determining whether there is a quorum. Accordingly, an abstention will not have an effect on the outcome of the proposal. The Board knows of no other matters that are to be brought to a vote at the annual meeting. If any other matter does come before the annual meeting, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

How do I vote my shares if they are held in the name of my broker (street name)?

     If your shares are held by your broker, often referred to as in “street name,” you should receive a form from your broker seeking instruction as to how your shares should be voted. If you do not issue instructions to your broker, your broker may vote your shares at its discretion on your behalf. However, if you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum.

STOCK OWNERSHIP

How much stock do the Company’s directors, executive officers and largest holders own?

     The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by those stockholders who beneficially own more than 5% of our common stock, and by our directors, our executive officers named in the Summary Compensation Table below and our directors and executive officers as a group. Except as otherwise indicated, all information is as of March 19, 2004.

	Aggregate Number of	Right to
	Outstanding Shares	Acquire within	Percent of Shares
Name	Beneficially Owned(1)	60 Days(2)	Outstanding(3)
Delaware Management Holdings	1,116,695 (4)	0	8.47%
FMR Corp.	938,091 (5)	0	7.12%
E. Townes Duncan	145,954	6,001	1.15%
David H. Lissy	11,000	114,642	*
Mary Ann Tocio	15,978	86,800	*
Roger H. Brown	68,309	6,400	*
Linda A. Mason	68,309	6,400	*
Stephen I. Dreier	7,505	38,000	*
Elizabeth J. Boland	13,500	21,500	*
Joshua Bekenstein	10,406	8,001	*
Fred K. Foulkes	9,201	3,001	*
JoAnne Brandes	900	8,401	*
Ian M. Rolland	1,000	8,001	*
Sara Lawrence-Lightfoot	100	8,001	*
David Gergen	0	0
Directors (including nominees) and executive officers as a group (13 persons)	283,853	308,748	4.40%

*	Represents less than 1% of our outstanding common stock

(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of our directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as follows:

•	Mr. Brown – 44,617 shares held by Mr. Brown and Linda A. Mason, his wife, as co-trustees of the Roger H. Brown, Jr. Revocable Trust, and 23,692 shares held by Ms. Mason and Mr. Brown as co-trustees of the Linda A. Mason Revocable Trust.

•	Ms. Mason – 23,692 shares held by Ms. Mason and Roger H. Brown, her husband, as co-trustees of the Linda A. Mason Revocable Trust, and 44,617 shares held by Mr. Brown and Ms. Mason as co-trustees of the Roger H. Brown, Jr. Revocable Trust.

•	Mr. Duncan - 123,794 shares held by Solidus Company, of which Mr. Duncan is the president and a significant interest holder; 16,000 shares held by Solidus Partners, LP, of which Solidus Company is the General Partner (Mr. Duncan disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in Solidus Company); 300 shares held by his children; 3,000 shares held in accounts for the benefit of Mr. Duncan’s mother; and 456 shares held in several trusts of which his wife is trustee.

(2)	Reflects the number of shares that could be purchased upon exercise of options available at March 19, 2004 or within 60 days thereafter under our stock incentive plans. Certain of our directors and executive officers disclaim beneficial ownership of shares purchasable upon exercise of options included in the table, as follows:

•	Mr. Brown – 2,400 shares issuable upon exercise of options held by Linda A. Mason, his wife.

•	Ms. Mason – 4,000 shares issuable upon exercise of options held by Roger H. Brown, her husband.

(3)	Based on the number of shares outstanding at, or that could be purchased upon exercise of options within 60 days of, March 19, 2004.

(4)	This information is based upon a Schedule 13G/A filed on February 9, 2004. The holder reports sole voting power as to 1,111,518 shares, sole dispositive power as to 1,116,695 shares and shared voting power as to 132 shares. The principal address of the holder is 2005 Market Street, Philadelphia, Pennsylvania 19103.

(5)	This information is based upon a Schedule 13G/A filed on February 17, 2004. The holder reports sole voting power as to 17,079 shares and sole dispositive power as to 938,091 shares. The principal address of the holder is 82 Devonshire Street, Boston, Massachusetts 02109.

Section 16(a) Beneficial Ownership Reporting Compliance

     The federal securities laws require our directors and executive officers, and persons who own more than 10% of our capital stock, to file initial reports of ownership and reports of changes in ownership of any of our securities with the Securities and Exchange Commission (the “SEC”), Nasdaq and the Company.

     Based solely upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied during 2003 with their reporting requirements, with the exception of the following: a late filing on Form 4 made on June 17, 2003 by each of David H. Lissy, Mary Ann Tocio, Roger H. Brown, Linda A. Mason, Stephen I. Dreier and Elizabeth J. Boland to report options granted on March 6, 2003; a late filing on Form 4 by Linda A. Mason and Roger H. Brown on September 17, 2003 reporting the exercise of options to purchase shares of our common stock on September 11, 2003; a late filing on Form 4 by Linda A. Mason and Roger H. Brown on December 5, 2003 to report the exercise of options to purchase common stock and subsequent sale of such shares on November 28, 2003; and a late filing on Form 4 made on June 17, 2003 by each of our directors to report options granted on June 3, 2003.

CORPORATE GOVERNANCE

     We believe that good corporate governance is important to ensure that Bright Horizons Family Solutions, Inc. is managed for the long-term benefit of its stockholders. During the past year, we have continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the SEC and the new Nasdaq listing standards.

     Based on this review, the Board has adopted Corporate Governance Policies and restated the charter for our Audit Committee. Additionally, the Board has adopted charters for its Compensation Committee and Nominating and Governance Committee. You can access our Corporate Governance Policies and current committee charters on our website – www.brighthorizons.com.

Which of the Company’s directors are considered independent?

     The Board has determined that each of the following directors and nominees for directors is an “independent director” within the meaning of the Nasdaq listing standards: Joshua Bekenstein, JoAnne Brandes, E. Townes Duncan, Fred K. Foulkes, David Gergen, Sara Lawrence-Lightfoot and Ian M. Rolland.

How does the Board select nominees for the Board?

     The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary in writing with whatever supporting material the stockholder considers appropriate pursuant to the provisions of our bylaws relating to stockholder proposals as described in “Additional Information - Stockholder Proposals for the 2005 Annual Meeting” below.

     Once the Nominating and Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in our Corporate Governance Policies, including (1) general understanding of marketing, finance, and other elements relevant to the success of a publicly-traded company in today’s business environment, (2) understanding of our business, and (3) diversity, skills, and educational and professional background.

     The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Does the Company have a Code of Ethics?

     The Company’s Board of Directors has adopted a Code of Ethics applicable to the Company’s officers, including the Chief Executive Officer and Chief Financial Officer. The Company’s Board of Directors has also adopted a Code of Conduct and Business Ethics (the “Code of Conduct”) applicable to the Company’s employees and to members of the Company’s Board of Directors. The Code of Ethics and the Code of Conduct are available on our website – www.brighthorizons.com.

Can stockholders communicate with the Board?

     Stockholders interested in communicating directly with members of the Board (including specific members of the Board or non-management directors as a group) may do so by writing to Bright Horizons Family Solutions, Inc., Attention: Secretary, 200 Talcott Avenue South, P.O. Box 9177, Watertown, Massachusetts 02471. As set forth in the Corporate Governance Policies, the Secretary reviews all such correspondence and regularly forwards to the Board, or the specific directors or group of directors to whom such correspondence is addressed, a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Do directors attend the annual meeting of stockholders?

     We encourage each member of the Board to attend the annual meeting of stockholders. In order to encourage director attendance at the annual meeting of stockholders, a meeting of the Board is generally held immediately following the annual meeting of stockholders each year. All of our directors attended the 2003 annual meeting of stockholders, except Ian Rolland.

How are directors compensated?

     Base Compensation. Each non-employee director receives $2,500 for each regularly scheduled Board meeting attended in person or $1,000 for each regularly scheduled Board meeting attended by conference call, and $500 for each specially scheduled meeting attended in person or by conference call. Each non-employee director that is a member of the Compensation Committee or Nominating and Governance Committee also receives $500 for each committee meeting attended. Directors who are also our employees receive no additional compensation for service as directors.

     Each member of the Audit Committee also receives $750 for each committee meeting attended and $500 for each quarterly earnings review meeting. Additionally, the chairman of the Audit Committee receives a fee of $2,500 annually.

     Options. On the date of each annual meeting of stockholders, each non-employee director will be granted an option to purchase 1,000 shares of our common stock, so long as he or she has missed no more than one of the regular meetings of the Board in the previous year. The exercise price of the options will be the closing market price of our common stock on the date of grant. The options shall vest in one-third increments with one-third vesting equally on the first, second and third anniversary dates of the initial grant, so long as the non-employee director continues to serve as one of our directors.

How often did the Board meet during 2003?

     During 2003, the Board met four times. Each director attended more than 75% of the total number of meetings of the Board and committees on which he or she served.

What committees has the Board established?

     The Board has standing Audit, Compensation and Nominating and Governance Committees. The Board has determined that each member of our Audit Committee, Compensation Committee and Nominating and Governance Committee is an independent director within the meaning of the Nasdaq listing standards.

     Audit Committee. The Audit Committee is responsible for making recommendations to the Board concerning our financial statements and the appointment of our independent auditor, reviewing significant audit and accounting policies and practices, meeting with our independent auditor concerning, among other things, the scope of audits and reports, and reviewing the performance of our overall accounting and financial controls. The members of the Audit Committee are Ian M. Rolland (chair), JoAnne Brandes and E. Townes Duncan. The Board has determined that Mr. Rolland and Mr. Duncan are qualified as audit committee financial experts within the meaning of SEC regulations and Nasdaq listing standards. The Audit Committee met twelve times in 2003.

     Compensation Committee. The Compensation Committee is charged with reviewing and approving salaries, bonuses, and other compensation and benefits of executive officers, advising management regarding benefits and other terms and conditions of compensation, and administering our stock incentive plans. The members of the Compensation Committee are E. Townes Duncan (chair), Joshua Bekenstein and Fred K. Foulkes. The Compensation Committee met two times in 2003.

     Nominating and Governance Committee. The Nominating and Governance Committee is responsible for identifying and recommending individuals qualified to serve as directors, reviewing the composition of the Board, monitoring our corporate governance practices, suggesting applicable revisions to our Corporate Governance Policies and evaluating periodically the performance of the Board of Directors. The members of the Nominating and Governance Committee are Dr. Sara Lawrence-Lightfoot (chair) and Fred K. Foulkes. The Nominating and Governance Committee met two times in 2003.

Certain Relationships and Related Transactions – What related party transactions involved directors?

     We are not aware of any related party transactions involving directors in 2003 that are required to be disclosed in this proxy statement.

Report of the Audit Committee

     The Audit Committee of the Board is comprised of three non-employee directors who are independent directors as defined under applicable Nasdaq listing standards and applicable SEC Regulations. The Audit Committee operates under a written charter, which is available on our website – www.brighthorizons.com.

     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the outside auditor’s qualifications and independence, and (iv) the performance of the Company’s independent outside auditor. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent auditor is responsible for planning and carrying out proper annual audits and quarterly reviews of the Company’s financial statements. The independent auditor expresses an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States.

     In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditor. The Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received from the independent auditor the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with the auditor’s independence.

     The Audit Committee discussed with the Company’s independent auditor the overall scope and plans for their respective audits. The Audit Committee meets with the external auditor, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC.

Ian M. Rolland, Chairman
JoAnne Brandes
E. Townes Duncan

     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors Standing for Election

     The Board is divided into three classes (Class I, Class II and Class III). At each annual meeting of stockholders, directors constituting one class are elected for a three-year term. Our Certificate of Incorporation provides that each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board. Currently, the number of directors has been fixed at eleven. The Board has nominated and recommends to the stockholders Fred K. Foulkes, Linda A. Mason, Ian M. Rolland and Mary Ann Tocio, each of whom is an incumbent Class III director, for election as Class III directors to serve until the 2007 annual meeting of stockholders and until such time as their respective successors are duly elected and qualified. Additionally, the Board has nominated and recommends to the stockholders David Gergen for election as a Class II director to serve until the 2006 annual meeting of stockholders and until such time as his successor is duly elected and qualified. Mr. Gergen was initially recommended to the Nominating and Governance Committee by certain of our directors.

     If any of the nominees should become unable to accept election, the persons named as proxies on the proxy card may vote for such other person or persons as may be designated by the Board. Management has no reason to believe that any of the nominees named above will be unable to serve. Certain information with respect to the nominees for election as directors and with respect to our other directors (who are not nominees for election at the annual meeting) is set forth below.

CLASS III DIRECTORS
(To Be Elected; Terms Expire in 2007)

Fred K. Foulkes	Age 62

Professor Fred K. Foulkes has served as a director of the Company since its inception in 1998. Mr. Foulkes has been the Director of the Human Resources Policy Institute for Boston University School of Management since 1981 and has taught courses in human resource management and strategic management at Boston University since 1980. His principal publications include Personnel Policies in Large Nonunion Companies and Executive Compensation: A Strategic Guide for the 1990’s. Professor Foulkes is a recipient of the Employment Management Association Award and the Fellow Award, the National Academy of Human Resources award of distinction for outstanding achievement in the human resource profession. Mr. Foulkes is also a director of Panera Bread Company.

Linda A. Mason	Age 49

Linda A. Mason has served as a director of the Company since its inception in 1998. Ms. Mason also served as Chairman of the Board from July 1998 until May 1999 when she became Co-Chairman of the Board. Ms. Mason co-founded Bright Horizons, Inc. a predecessor to the Company (“Bright Horizons”) and served as a director and President of Bright Horizons from its inception in 1986 until the merger with CorporateFamily Solutions, Inc. (the “Merger”) in 1998. Prior to founding Bright Horizons, Ms. Mason was co-director of the Save the Children relief and development effort in Sudan and worked as a program officer with CARE in Thailand. Prior to 1986, Ms. Mason worked as a management consultant with Booz, Allen and Hamilton. Ms. Mason also is a director of Horizons for Homeless Children, a non-profit organization that provides support for homeless children and their families, Whole Foods Market, Inc., an owner and operator of natural and organic food supermarkets, and the Globe Newspaper Company, a subsidiary of The New York Times Company, which owns and publishes The Boston Globe. She is a Fellow of the Yale Corporation and serves on the Advisory Board of the Yale University School of Management. Ms. Mason is the wife of Roger H. Brown.

Ian M. Rolland	Age 70

Ian M. Rolland has served as a director of the Company since September 1998. Mr. Rolland was Chairman and Chief Executive Officer of Lincoln National Corporation, a provider of life insurance and annuities, property-casualty insurance and related services through its subsidiary companies, from 1992 until July 1998. Mr. Rolland is a director of NiSource Inc., a holding company for various utility companies, and is a member of the Advisory Board of CID Ventures, a venture capital fund.

Mary Ann Tocio	Age 55

Mary Ann Tocio has served as a director of the Company since November 2001 and has also served as Chief Operating Officer of the Company since its inception in 1998. Ms. Tocio was appointed President in June 2000. Ms. Tocio joined Bright Horizons in 1992 as Vice President and General Manager of Child Care Operations. She was appointed Chief Operating Officer of Bright Horizons in November 1993, and remained as such until the Merger. From 1983 to 1992, Ms. Tocio held several positions with Wellesley Medical Management, Inc., including Senior Vice President of Operations, where she managed more than 100 ambulatory care centers nationwide.

CLASS II DIRECTOR
(To Be Elected; Term Expires 2006)

David Gergen	Age 62

David Gergen has been nominated by the Board to serve as a director. Mr. Gergen currently serves as editor-at-large at U.S. News & World Report. He is a professor of public service and the director of the Center for Public Leadership at the Harvard University John F. Kennedy School of Government. Mr. Gergen also regularly serves as an analyst on various news shows, and he is a frequent lecturer at venues around the world. Mr. Gergen is active on many non-profit boards and is Chairman of the National Selection Committee for the Ford Foundation’s program on Innovations in American Government. He frequently lectures in the United States and overseas and holds twelve honorary degrees.

The Board recommends that stockholders vote “FOR” these nominees.

Directors Continuing in Office

CLASS I DIRECTORS
(Terms Expire in 2005)

Joshua Bekenstein	Age 45

Joshua Bekenstein has served as a director of the Company since its inception in 1998. Mr. Bekenstein has been a Managing Director of Bain Capital, LLC., a private investment firm, since its inception in 1984. Mr. Bekenstein serves as a director of Waters Corporation, a manufacturer and distributor of high performance liquid chromatography instruments, Sealy Corporation, the largest conventional bedding manufacturer in North America, Mattress Discounters Corp., a retailer of mattresses in the United States, and Shoppers Drug Mart, Inc., Canada’s largest retail drug store group.

JoAnne Brandes	Age 50

JoAnne Brandes has served as a director of the Company since its inception in 1998. Ms. Brandes has served as Executive Vice President, Chief Administrative Officer and General Counsel for JohnsonDiversey, Inc. (formerly Johnson Wax Professional), a manufacturer and marketer of cleaning and sanitation products and services, since January 2002. From October 1997 until January 2002, Ms. Brandes served as Senior Vice President and General Counsel of Johnson Wax Professional. Ms. Brandes serves as a director of Alternative Resources Corporation, a temporary technical staffing company, a director of JohnsonFamily Funds, Inc., a mutual fund, a Regent in the University of Wisconsin System Board of Regents, Director of Child Care Action Campaign, a non-profit organization which promotes quality child care, and a member of the State of Wisconsin’s Governor’s Child Care Council.

Roger H. Brown	Age 47

Roger H. Brown has served as a director of the Company since its inception in 1998 and has also served as Executive Chairman of the Board since January 2002. Mr. Brown was Chief Executive Officer of the Company from June 1999 until December 2001 and was President of the Company from July 1998 until May 2000. Mr. Brown co-founded Bright Horizons and served as Chairman and Chief Executive Officer of Bright Horizons from its inception in 1986 until the Merger. Prior to 1986, he worked as a management consultant for Bain & Company, Inc. Mr. Brown currently serves as a director of Horizons for Homeless Children and Stand for Children, a non-profit organization dedicated to improving the quality of life for children. He also serves as a director of Stoneyfield Farm, Inc., the nation’s largest organic yogurt and ice cream company, and is on the Board of Council for Professional Recognition, which grants a certificate for child development. Mr. Brown is the husband of Linda A. Mason.

CLASS II DIRECTORS
(Terms Expire in 2006)

E. Townes Duncan	Age 50

E. Townes Duncan has served as a director of the Company since its inception in 1998. Mr. Duncan has served as the President of Solidus Company, a private investment firm, since January 1997. From November 1993 to May 1997, Mr. Duncan served as Chairman of the Board and Chief Executive Officer of Comptronix Corporation, a provider of electronics contract manufacturing services. From 1985 to November 1993, Mr. Duncan was a Vice President and principal of Massey Burch Investment Group, Inc., a venture capital corporation. Mr. Duncan is also a director of J. Alexander’s Corporation, an owner and operator of restaurants.

Sara Lawrence-Lightfoot	Age 59

Dr. Sara Lawrence-Lightfoot has served as a director of the Company since its inception in 1998. Since 1972, Dr. Lawrence-Lightfoot has been a professor of education at Harvard University. In addition to serving as a director of the Company, Dr. Lawrence-Lightfoot is also a director of the Globe Newspaper Company, a subsidiary of The New York Times Company which owns and publishes The Boston Globe. She is also a director and Chairman of the Board of the John D. and Catherine T. MacArthur Foundation. Dr. Lawrence-Lightfoot has received honorary degrees from 16 universities and colleges including Bank Street College and Wheelock College, two of the nation’s foremost schools of early childhood education.

David H. Lissy	Age 38

David H. Lissy has served as a director of the Company since November 2001 and has also served as Chief Executive Officer of the Company since January 2002. Mr. Lissy served as Chief Development Officer of the Company from 1998 until January 2002. He also served as the Executive Vice President of the Company from June 2000 until January 2002. He joined Bright Horizons as Vice President of Development in September 1997 and remained as such until the Merger. Prior to joining Bright Horizons, Mr. Lissy served as Senior Vice President/General Manager at Aetna U.S. Healthcare, the employee benefits division of Aetna, Inc., in the New England region. Prior to that role, Mr. Lissy was Vice President of Sales and Marketing for U.S. Healthcare and had been with U.S. Healthcare in various sales and management roles since 1987.

PROPOSAL 2 – APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     The Board of Directors is seeking stockholder approval to amend the Company’s Certificate of Incorporation to increase the Company’s authorized shares of common stock from 30,000,000 shares to 50,000,000 shares.

Current Capital Structure

     As of March 19, 2004, the Company had 13,177,887 shares of common stock issued and outstanding and no shares of preferred stock outstanding. Additionally, 1,841,324 shares of common stock were reserved for issuance pursuant to our stock option plans. The Company is currently authorized to issue 30,000,000 shares of common stock, $.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share.

     The Board of Directors has determined that it is in the best interests of the Company and its stockholders to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 30,000,000 to 50,000,000 shares.

Purpose of the Proposal

     The Board of Directors has proposed this amendment to ensure that the Company has sufficient shares available to provide the Company with flexibility in the future to enable the Company to issue shares for general corporate purposes in connection with, by way of example and without limitation, stock splits and stock dividends, acquisitions, possible future equity financings, possible future acquisitions and mergers or providing equity incentives to employees. The Company has no current plans, prospects or agreements for any use of any of the additional authorized shares that would be authorized by approval of Proposal 2 (the “Additional Shares”). The Additional Shares may be issued at such times, for such purposes, and for such consideration as the Board of Directors may determine to be in the best interests of the Company and its stockholders and, except as required by applicable law, without further authority from the stockholders of the Company.

Effect of Issuance of Additional Shares

     Issuance of any of the Additional Shares may, among other things, have a dilutive effect on earnings per share, and on stockholders’ equity and voting rights, unless stockholders purchased additional shares to keep their percentage ownership the same. Issuance of Additional Shares, or the perception that Additional Shares may be issued, may also adversely affect the market price of the Company’s common stock. Holders of common stock do not have preemptive rights to subscribe for any Additional Shares, if issued by the Company. There are no conversion, redemption, sinking fund or similar provisions applicable to the common stock.

     In addition, the issuance of Additional Shares could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Company. We are not aware of any attempts on the part of a third party to effect a change of control of the Company and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects if may have.

Required Vote and Recommendation

     Adoption of Proposal 2 requires the affirmative vote of a majority of the shares of the Company’s common stock outstanding and entitled to vote at the annual meeting. Accordingly, under Delaware law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes will have the same effect as a vote against Proposal 2. Unless otherwise instructed, proxies will be voted in favor of Proposal 2.

The Board recommends that stockholders vote “FOR” the
amendment to the Certificate of Incorporation.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer and certain other of our executive officers (the “named executive officers”) for services rendered to us.

				Long – Term
				Compensation
	Annual Compensation			Awards
				Number of
				Securities	All Other
	Fiscal	Salary	Bonus	Underlying	Compensation
Name and Principal Position	Year	($)(1)	($)	Options (#)	($) (2)
David H. Lissy	2003	236,000	142,000	15,000	10,200
Chief Executive Officer	2002	212,000	112,000	24,000	9,425
	2001	182,000	90,000	88,000	2,500

Mary Ann Tocio	2003	236,000	142,000	15,000	10,200
President and	2002	212,000	112,000	24,000	9,950
Chief Operating Officer	2001	182,000	90,000	88,000	9,825

Roger H. Brown	2003	192,000	123,000	15,000	3,000
Executive Chairman of the	2002	178,000	100,000	4,000	2,750
Board	2001	223,000	130,250	58,000	2,625

Elizabeth J. Boland	2003	181,000	72,500	8,000	2,924
Chief Financial Officer and	2002	175,500	52,800	4,000	2,750
Treasurer	2001	155,000	45,000	6,000	2,412

Stephen I. Dreier	2003	180,000	45,000	4,000	2,123
Chief Administrative Officer	2002	174,500	40,000	4,000	2,672
and Secretary	2001	169,000	38,000	4,000	2,591

(1)	Includes amounts deferred by the employee under our 401(k) plan.

(2)	For 2003, consists of Company matching contributions to the employee’s 401(k) plan account and a $7,200 car allowance payment made to each of Mr. Lissy and Ms. Tocio.

Option Grants for Fiscal 2003

     The table below sets forth the following information with respect to option grants to the named executive officers during 2003 under our Amended and Restated 1998 Stock Incentive Plan:

•	the number of shares of common stock underlying options granted during the year;

•	the percentage that such options represent of all options granted to employees during the year;

•	the exercise price;

•	the expiration date; and

•	the potential realizable value of the options assuming both a 5% and 10% annual return on the underlying common stock from the date of grant of each option to the end of each option term.

	Individual Grants
						Potential Realizable Value at
	Number of Securities		Percent of Total Options			Assumed Annual Rates of Stock Appreciation for
	Underlying Options		Granted to Employees in	Exercise Price	Expiration	Option Terms
Name	Granted (#)		2003 (%)	($/Share)	Date	5% ($)	10% ($)
David H. Lissy	15,000	(1)	8.84%	26.59	3/6/13	250,835	635,664
Mary Ann Tocio	15,000	(1)	8.84%	26.59	3/6/13	250,835	635,664
Roger H. Brown	15,000	(1)	8.84%	26.59	3/6/13	250,835	635,664
Elizabeth J. Boland	8,000	(1)	4.71%	26.59	3/6/13	133,778	339,021
Stephen I. Dreier	4,000	(1)	2.36%	26.59	3/6/13	66,889	169,510

(1)	Options will vest over five years in one-fifth increments beginning January 1, 2004.

Option Exercises and Values for Fiscal 2003

     The table below sets forth the following information with respect to option exercises during 2003 by each of the named executive officers and the status of their options at December 31, 2003:

•	the number of shares of common stock acquired upon exercise of options during 2003;

•	the aggregate dollar value realized upon the exercise of such options;

•	the total number of shares of common stock underlying exercisable and non-exercisable stock options held at December 31, 2003; and

•	the aggregate dollar value of in-the-money exercisable options at December 31, 2003.

			Number of Unexercised		Value of Unexercised
	Number of		Options at		In-the-Money Options at
	Shares Acquired Upon Exercise of	Value Realized	December 31, 2003(#)		December 31, 2003($) (1)
Name	Options (#)	Upon Exercise ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
David H. Lissy	15,000	317,800	87,624	118,200	2,074,790	2,104,470
Mary Ann Tocio	33,460	867,776	81,378	118,200	1,883,078	2,104,470
Roger H. Brown	200,423	5,237,985	—	65,000	—	1,195,360
Elizabeth J. Boland	10,100	172,378	16,700	17,200	363,252	290,558
Stephen I. Dreier	21,973	619,204	34,000	12,000	875,104	211,686

(1)	The aggregate dollar value of the options held at year-end are calculated as the difference between the fair market value of the common stock ($42.00 as reported on The Nasdaq National Market on December 31, 2003) and the respective exercise prices of the stock options.

Severance Agreements

     We have severance agreements with Stephen I. Dreier, David H. Lissy, Elizabeth J. Boland and Mary Ann Tocio which provide the following benefits to them if their employment is terminated within twenty-four (24) months following a “change of control” (as defined below) for any reason other than for “cause” (as defined in the severance agreements), death or disability or if they terminate their own employment for “good reason” (as defined in the severance agreements):

•	Accrued and unpaid base salary as of the date of termination plus a prorated portion of any bonus payable for the fiscal year in which the termination occurs;

•	For a period of twenty-four months or until the employee secures other employment (whichever is less), monthly severance pay equal to 1/24 (1/26 in the case of Ms. Tocio) of the employee’s total salary and cash bonus for the employee’s last two years of employment with us;

•	For a period of twenty-four months or until the employee becomes eligible for participation in a group health plan of another employer (whichever is less), payment by us of the employee’s and the employee’s dependents’ premiums for continuation of health insurance coverage or participation in a substantially similar health plan; and

•	Automatic vesting of the employee’s stock options immediately prior to the change in control, notwithstanding any provision of our stock incentive plans or any option agreements.

     A “change in control” will be deemed to have occurred if:

•	Any person becomes the beneficial owner of 50% of the voting power of our outstanding securities;

•	We are a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, pursuant to which the Board members in office prior to the transaction constitute less than a majority of the Board thereafter; or

•	Certain changes to the composition of the Board occur, as more particularly described in the severance agreements.

     In addition, the severance agreements prohibit each employee from competing against us during the period in which the employee is receiving severance benefits and divulging any of our trade secrets or other confidential information.

     Ms. Tocio’s and Mr. Lissy’s severance agreements also provide that they will receive the same benefits set forth above for a period of one year if they are terminated without cause, or if they terminate their employment for good reason, without a change in control of the Company, except that stock options will not automatically vest upon such termination of employment.

Compensation Committee Interlocks and Insider Participation

     During fiscal 2003, the Compensation Committee of the Board was composed of E. Townes Duncan, Joshua Bekenstein and Fred K. Foulkes. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among our executive officers, members of the Compensation Committee or entities whose executives serve on the Board or the Compensation Committee that require disclosure under applicable SEC regulations.

Report of the Compensation Committee on Executive Compensation

     Decisions concerning the compensation of our executive officers are made by the Compensation Committee of the Board. Each member of the Compensation Committee is a non-employee director. The Compensation Committee has the responsibility for reviewing and approving salaries, bonuses, and other compensation and benefits of executive officers, advising management regarding benefits and other terms and conditions of compensation, and administering our stock incentive plans.

What is the Company’s philosophy and what are its policies for executive officer compensation?

     The Compensation Committee believes that the primary objectives of the Company’s executive compensation policy should be:

•	to attract and retain talented executives by providing a compensation program that is competitive with the compensation provided to executives at companies of comparable size and position in service businesses, while maintaining compensation within levels that are consistent with the Company’s business plan, financial objectives and operating performance;

•	to provide appropriate incentives for executives to work towards the achievement of the annual performance goals established by the Company; and

•	to more closely align the interests of its executives with those of stockholders by providing long-term incentive compensation in the form of stock option awards and other equity-based, long-term incentive compensation.

     The Compensation Committee believes that the Company’s executive compensation policies should be reviewed during the first half of the fiscal year after the financial results of the prior fiscal year become available. The policies should be reviewed in light of their consistency with the Company’s financial performance, its operating plan and its position within the child care and education industry, as well as the compensation policies of similar companies in the child care and education business and other service businesses. The compensation of individual executive officers is then reviewed annually by the Compensation Committee in light of its executive compensation policies for that year.

     In setting and reviewing compensation for the executive officers, the Compensation Committee considers a number of different factors designed to assure that compensation levels are properly aligned with the Company’s business strategy, corporate culture and operating performance. Among the factors considered are the following:

•	Comparability—The Compensation Committee considers the compensation packages of similarly situated executives at companies deemed to be most comparable to the Company. The objective is to maintain competitiveness in the marketplace in order to attract and retain the highest quality executives. This is a principal factor in setting base levels of compensation.

•	Pay for Performance—The Compensation Committee believes that compensation should be in part directly linked to operating performance. To achieve this link with regard to short-term performance, the Compensation Committee has relied on cash bonuses which have been determined on the basis of certain objective and subjective factors after receiving the recommendations of senior management.

•	Equity Ownership—The Compensation Committee believes that an integral part of the executive compensation program at the Company is equity-based compensation plans which encourage and create ownership of the Company’s stock by its executives, thereby more closely aligning executives’ long-term interests with those of the stockholders. These long-term incentive programs are principally reflected in the Company’s stock-based incentive plans. The Compensation Committee believes that significant stock ownership is a major incentive in building stockholder value and reviews awards of equity-based incentives with that goal in mind.

•	Qualitative Factors—The Compensation Committee believes that in addition to corporate performance and specific division performance, it is appropriate to consider in setting and reviewing executive compensation the personal contributions that a particular individual may make to the success of the corporate enterprise. Such qualitative factors as leadership skills, planning initiatives, development skills, public affairs and civic involvement have been deemed to be important qualitative factors to take into account in considering levels of compensation.

How was base compensation determined in 2003?

     The Compensation Committee subjectively determined base compensation on the basis of discussions with Roger Brown, the Company’s Executive Chairman in 2003, a review of the base compensation of executive officers of comparable companies, its experience with the Company and in business generally, and what it viewed to be the appropriate levels of base compensation after taking into consideration the contributions of each executive officer.

How was base compensation of the Chief Executive Officer determined in 2003?

     The Compensation Committee believes that the Chief Executive Officer’s compensation is consistent with its general policies and procedures concerning executive compensation and is appropriate in light of the Company’s financial objectives and performance. Awards of long-term incentive compensation to the Chief Executive Officer are considered concurrently with awards to other executive officers and following the same general policies as such other long-term incentive awards.

     The Compensation Committee subjectively determined base compensation of the Chief Executive Officer on the basis of discussions with Roger H. Brown, the Company’s Executive Chairman in 2003, a review of the base compensation of chief executive officers of comparable companies, its experience with the Company and in business generally, and what it viewed to be the appropriate levels of base compensation after taking into consideration the contributions of the Chief Executive Officer.

How was incentive compensation determined in 2003?

     Annual Incentive Compensation. For 2003, the Compensation Committee reviewed the Company’s executive officer performance in terms of achieving pre-tax profitability targets and each executive officer’s contribution to the achievement of this objective. Based on its review of the performance goals and on subjective factors taken into consideration, the Compensation Committee approved incentive payments aggregating $524,500 for 2003, including $142,000 for Mr. Lissy, the Company’s Chief Executive Officer in 2003. No factors in addition to the ones discussed above were considered in setting the incentive compensation of the Chief Executive Officer.

     Long-Term Incentive Compensation. The Compensation Committee believes the Company as a part of its regular executive compensation policies should grant awards of long-term, equity-based incentives to executive officers as part of the compensation package that is reviewed annually for each executive officer. In making these awards, the Compensation Committee establishes guidelines at the time of the annual review and takes into account the recommendations of the Chief Executive Officer and the President prior to approving awards of long-term, equity-based incentive compensation to the other executive officers.

     During 2003, the Compensation Committee reviewed the amount of stock option holdings by the Company’s executive officers and the terms of these options. Based on the Compensation Committee’s desire to encourage and create ownership of the Company’s common stock by its executive officers and to use equity-based incentives as a retention tool, the Compensation Committee determined to grant stock options to purchase an aggregate of 57,000 shares of common stock with an exercise price based on the fair market value of the common stock on the date of the grant to the executive officers, including option grants to purchase an aggregate of 15,000 shares of common stock to Mr. Lissy, the Company’s Chief Executive Officer in 2003. The options for the executive officers of the Company generally vest annually over five years in one-fifth increments. See “Option Grants for Fiscal 2003”.

How is the Company addressing Internal Revenue Code limits on deductibility of compensation?

     Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company’s Chief Executive Officer and four other most highly compensated executive officers. Compensation paid to these officers in excess of $1,000,000 that is not performance-based cannot be claimed by the Company as a tax deduction. The Compensation Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation and to seek to qualify executive compensation awards as performance-based compensation excluded from the $1,000,000 limit. Stock options and other equity-based incentives granted under the Company’s stock incentive plans qualify as performance-based compensation. None of the executive officers received compensation in 2003 that would exceed the $1,000,000 limit on deductibility. The Committee has not determined whether it will approve any compensation arrangements that will cause the $1,000,000 limit to be exceeded in the future.

E. Townes Duncan, Chairman
Joshua Bekenstein
Fred K. Foulkes

PERFORMANCE GRAPH

     The following graph compares our cumulative total stockholder return on our common stock from December 31, 1998 through December 31, 2003 with the cumulative total return of the following:

•	the Russell 2000 Index; and

•	a peer group that we selected in good faith, consisting of us and three other companies in our industry: Childtime Learning Centers, Inc., New Horizon Kids Quest, Inc. and Nobel Learning Communities, Inc. (the “Peer Group”).

     The graph assumes that $100 was invested on December 31, 1998 in our common stock and the index and peer group noted above, and that all dividends, if any, were reinvested. No dividends have been declared or paid on our common stock since December 31, 1998.

Total Return Analysis	12/31/1998	12/31/1999	12/29/2000	12/31/2001	12/31/2002	12/31/2003
Bright Horizons	$100.00	$69.44	$96.76	$103.67	$104.15	$155.56

Peer Group	$100.00	$85.96	$108.34	$114.88	$111.62	$167.64

Russell 2000	$100.00	$121.35	$116.25	$117.45	$92.10	$133.89

INDEPENDENT AUDITOR

Change in Independent Auditor

     As previously reported on a Current Report on Form 8-K filed on May 24, 2002, on May 17, 2002, PricewaterhouseCoopers LLP (“PwC”) was appointed to serve as our independent public auditor for the year ended December 31, 2002 and Arthur Andersen LLP (“Andersen”) was dismissed as our independent public auditor. The decision to change the Company’s independent public auditor was made by the Audit Committee.

     Andersen’s report on our consolidated financial statements for the fiscal year ended December 31, 2001 did not contain an adverse opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During our fiscal year ended December 31, 2001 and the subsequent interim period preceding the decision to change our independent public auditor, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Andersen would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on our consolidated financial statements for such years, and there were not reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     During the fiscal year ended December 31, 2001, and the subsequent interim period through the date of Andersen’s dismissal, we did not consult PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit and Non-Audit Fees

     The following table presents fees for audit, audit-related, tax and other services rendered by our principal independent auditor for the years ended December 31, 2003 and 2002. Andersen served as our principal auditor up to May 17, 2002, when it was replaced by PwC. PwC has been selected to serve as our independent auditor for the fiscal year ended December 31, 2004. It is anticipated that representatives of PwC will attend the annual meeting to respond to questions and to make such statements as they desire.

	PwC		Arthur Andersen
Type of Fees	2003	2002	2003	2002
Audit Fees (1)	$211,867	$130,000	$—	$11,000
Audit-Related Fees (2)	12,200	—	—	—
Tax Fees	—	—	—	—
All Other Fees	—	—	—	—

Total Fees	$224,067	$130,000	$—	$11,000

(1)	Audit Fees for the years ended December 31, 2003 and 2002 included fees associated with the audits of our consolidated financial statements and reviews of our quarterly financial statements.

(2)	Audit-Related Fees for the year ended December 31, 2003 included consultation fees related to internal controls and employee benefits. Consultation fees related to internal controls and employee benefits.

Pre-Approval of Audit and Non-Audit Fees

     SEC rules under Section 202 of the Sarbanes-Oxley Act of 2002 require the Audit Committee to pre-approve audit and non-audit services provided by our independent auditor. The rules became effective on May 6, 2003 and since that date all services provided by our independent auditors have been subject to pre-approval by the Audit Committee.

     Consistent with the Section 202 rules and other SEC rules on auditor independence, we also have adopted an Audit Committee Pre-Approval Policy. The policy prohibits our independent auditor from performing certain non-audit services and any services that have not been approved by the Audit Committee consistent with the Section 202 rules. The policy establishes procedures to ensure that proposed services are brought before the Audit Committee for consideration and, if determined by the Committee to be consistent with the auditor’s independence, approved prior to initiation, and to ensure that the Audit Committee has adequate information to assess the types of services being performed and fee amounts on an ongoing basis. The policy allows delegation of pre-approval responsibility to one or more members of the Committee, within certain financial guidelines, along with a requirement that amounts approved by the members must be presented to the full Committee within three business days.

ADDITIONAL INFORMATION

     Advance Notice Procedures. Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the annual meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the bylaws about the stockholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting - that is, with respect to the 2005 annual meeting, between January 27, 2005 and February 26, 2005. In addition, any stockholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with the information requirements in the bylaws relating to stockholder nominations. See “Corporate Governance – How does the Board select nominees for the Board?” for additional information about stockholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

     Stockholder Proposals for the 2005 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2005 annual meeting of stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company’s Secretary no later than December 17, 2004. Proposals should be sent to Bright Horizons Family Solutions, Inc., Attention: Secretary, 200 Talcott Avenue South, P.O. Box 9177, Watertown, Massachusetts 02471.

     Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by the Company. We will bear the cost of soliciting proxies in the enclosed form. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

     Financial Statements Available. A copy of our 2003 Annual Report to Stockholders containing audited financial statements accompanies this proxy statement. The 2003 Annual Report does not constitute a part of the proxy solicitation material. Upon written request to our Chief Financial Officer, Bright Horizons Family Solutions, Inc., 200 Talcott Avenue South, P.O. Box 9177, Watertown, Massachusetts 02471, we will provide, without charge, copies of our annual report filed with the SEC on Form 10-K.

     “Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers may household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. Requests in this regard should be addressed to Bright Horizons Family Solutions, Inc., Attention: Secretary, 200 Talcott Avenue South, P.O. Box 9177, Watertown, Massachusetts 02471; telephone (617) 673-8000.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 27, 2004
8:30 a.m. local time

PROXY

     The undersigned hereby appoints David H. Lissy and Elizabeth J. Boland, or either of them, with full power of substitution, as proxies, and hereby authorizes them to represent and to vote, as designated, all of the shares of voting stock of Bright Horizons Family Solutions, Inc. held by the undersigned on April 1, 2004, at the Annual Meeting of Stockholders to be held at the Company’s corporate offices, 200 Talcott Avenue South, Watertown, Massachusetts, on Thursday, May 27, 2004 at 8:30 a.m., local time, and any adjournment(s) thereof.

The Board of Directors Recommends a Vote For Items 1 And 2.

1.  ELECTION OF CLASS III (2007) DIRECTORS AND CLASS II (2006) DIRECTOR:

01	Fred K. Foulkes	03	David H. Lissy	☐	FOR all nominees	☐	WITHHOLD
02 05	Linda A. Mason David Gergen	04	Mary Ann Tocio		except as marked below		AUTHORITY from all nominees

Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.  APPROVAL OF AMENDMENT TO BRIGHT HORIZONS FAMILY SOLUTIONS, INC. CERTIFICATE OF INCORPORATION

     ☐     FOR                      ☐     AGAINST                      ☐     ABSTAIN

In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting.

YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED, YOUR SHARES WILL BE VOTED FOR APPROVAL OF THE PROPOSALS SET FORTH ABOVE.

Address change? Mark box ☐	Date:
Indicate changes below:

Signature(s) in Box

Please sign exactly as name appears on your stock certificates. Each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as authorized. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.